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                                                                    Exhibit 99.1

                             [Logo Henry Schein(R)]

                            N E W S   R E L E A S E

        Henry Schein, Inc. o 135 Duryea Road o Melville, New York 11747
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                                        FOR:     Henry Schein, Inc.
                                        CONTACT: Steven Paladino
                                                 Executive Vice President and
                                                 Chief Financial Officer
                                                 (631) 843-5500
                                                 steven.paladino@henryschein.com

                                                 Susan Vassallo
                                                 Director, Public Relations
                                                 susan.vassallo@henryschein.com
FOR IMMEDIATE RELEASE                            (631) 843-5562
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           HENRY SCHEIN EXPECTS TO BEGIN SHIPPING FLUVIRIN(R)INFLUENZA
                        VACCINE ORDERS IN EARLY OCTOBER

                       - Company Reaffirms 2004 Guidance -

MELVILLE, N.Y., August 27, 2004 - Henry Schein, Inc. (Nasdaq: HSIC), the largest provider of healthcare products and services to office-based practitioners in the combined North American and European markets, today confirmed 2004 guidance of $3.55 - $3.61 earnings per diluted share, assuming timely receipt of orders of Fluvirin(R) influenza vaccine from Chiron Corporation (Nasdaq: CHIR). The Company is issuing this guidance in response to the press release distributed yesterday by Chiron stating that shipments and releases of Fluvirin have been delayed until early October.

"While this new development shifts the timing of Fluvirin sales entirely into the fourth quarter, we continue to look forward to our 15th straight year as a reliable source of influenza vaccine for our customers," said Michael Racioppi, President of Henry Schein's Medical Group.

This season, Henry Schein is expected to be the only source to obtain influenza vaccine from all three Food and Drug Administration-approved manufacturers. The Company will make available to its customers injectable vaccine for adults and children as young as six months and the nasally administered FluMist(TM) vaccine, manufactured by MedImmune (Nasdaq: MEDI). Earlier this year Henry Schein was named exclusive distributor for the FluMist product.

                                    - more -



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About Henry Schein, Inc.

Henry Schein, a Fortune 500(R) company, is recognized for its excellent customer service and highly competitive prices. The Company's four business groups - Dental, Medical, International and Technology-serve more than 450,000 customers worldwide, including dental practices and laboratories, physician practices and veterinary clinics, as well as government and other institutions. The Company's sales reached a record $3.4 billion in 2003.

The Company operates through a centralized and automated distribution network, which provides customers in more than 125 countries with a comprehensive selection of over 90,000 national and Henry Schein private-brand products.

Henry Schein also offers a wide range of innovative value-added practice solutions, including such leading practice management software systems as DENTRIX(R) and Easy Dental(R) for dental practices, and AVImark(R) for veterinary clinics, which are installed in over 50,000 practices; and ArubA(R), Henry Schein's electronic catalog and ordering system.

Headquartered in Melville, N.Y., Henry Schein employs over 9,000 people in 16 countries. For more information, visit the Henry Schein website at www.henryschein.com.

Certain information contained herein includes information that is forward-looking. The matters referred to in forward-looking statements may be affected by the risks and uncertainties involved in the Company's business. These forward-looking statements are qualified in their entirety by the cautionary statements contained in the Company's Securities and Exchange Commission filings.

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